                                                                   Exhibit 4.19


                              WARRANT CERTIFICATE


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF FEBRUARY 16, 1996, BETWEEN DEEPTECH INTERNATIONAL INC. AND THE INITIAL HOLDER OF SECURITIES NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY.

No. 00-06A


                              WARRANT CERTIFICATE
                          DEEPTECH INTERNATIONAL INC.


                 This Warrant Certificate certifies that THOMAS P. TATHAM, or registered assigns, is the registered holder of 75,000 Warrants (the "Warrants") to purchase shares of common stock of Deeptech International Inc. (the "Company"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Company before 5:00 p.m., New York City time, on the Expiration date (as such term is defined in the Warrant Agreement), being July 15, 1998, one fully paid and nonassessable share of common stock of the Company (a "Warrant Share") at a price (the "Exercise Price") of $4.50 per Warrant Share payable in lawful money of the United States of America (subject to adjustment as provided in Section 4 of the Warrant Agreement), or, as provided in Section 2.2 of the Warrant Agreement, by the transfer of certain debt to the Company, upon surrender of this Warrant Certificate, execution of the annexed Election to Purchase Form and payment of the Exercise Price at the office of the Company at 7400 Texas Commerce Tower, 600 Travis, Houston, Texas 77002 or such other address as the Company may specify in writing to the registered holder of the Warrants evidenced hereby. The Exercise Price is subject to adjustment prior to the Expiration Date upon the occurrence of certain events as set forth in the Warrant Agreement. The Company may deem and treat the registered holders of the Warrants evidenced hereby as the absolute owner thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holders hereof, and for all other purposes.

                 Warrant Certificates, when surrendered at the office of the Company at the above-mentioned office address or at the Company's headquarters by the registered holder hereof in person or by a legal representative duly authorized in writing, may be
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exchanged, in the manner and subject to the limitations provided in the Warrant
Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                 Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Company at the above-mentioned address, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                 This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of February 16, 1996, between the Company and the initial holder of Warrants party thereto (as amended, the "Warrant Agreement"). Said Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders, and in the event of any conflict between the terms of this Warrant Certificate and the provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall control.





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                 IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed and its corporate seal to be impressed hereon and attached by its Secretary.


Dated:  May ___, 1997


                                           DEEPTECH INTERNATIONAL INC.


                                           By
                                             ----------------------------------
                                             Title:


(CORPORATE SEAL)

ATTEST:


-------------------------------------
Its:
    ---------------------------------




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                                                                    EXHIBIT A TO
                                                             WARRANT CERTIFICATE


                           ELECTION TO PURCHASE FORM

                [To be executed only upon exercise of Warrants]

                 The undersigned registered owner of this Warrant Certificate irrevocably exercises _____ Warrants for the purchase of ______ Shares of Common Stock of Deeptech International Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant Certificate and the Warrant Agreement and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ________________ whose address is ___________________ and, if such shares of
Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant Certificate, that a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.



------------------------------
(Name of Registered Owner)


------------------------------
(Signature of Registered Owner)


------------------------------
(Street Address)


------------------------------
(City)    (State)   (Zip Code)

                                                             EXHIBIT B TO
                                                             WARRANT CERTIFICATE


                                ASSIGNMENT FORM


                 FOR VALUE RECEIVED the undersigned registered owner of this Warrant Certificate hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant Certificate, with respect to the number of shares of Common Stock set forth below:


Name and Address of Assignee      No. of Shares of Common Stock







and does hereby irrevocably constitute and appoint ________________ attorney-in-fact to register such transfer on the books of Deeptech International Inc. maintained for the purpose, with full power of substitution in the premises.


Dated:
      -------------------------

Name:
     --------------------------

Signature:
          ---------------------

Witness:
        -----------------------

                 The assignee named above hereby agrees to purchase and take the Warrant Certificate pursuant to and in accordance with the terms and conditions of the Warrant Agreement, dated as of February 16, 1996, between Deeptech International Inc. and the initial holder named therein and agrees to be bound thereby.

Dated:
      ---------------------------

Name:
     ----------------------------

Signature:
          -----------------------